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                                    EXHIBIT 2

                              STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (the "Agreement") is entered into as of September 25, 2002, by and among PhotoMedex, Inc., a Delaware corporation ("Buyer"), J Merger Corp., Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("Merger Sub"), and the undersigned stockholder ("Stockholder") of Surgical Laser Technologies, Inc., a Delaware corporation ("Company").

                                    RECITALS:

     WHEREAS, Buyer has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of common stock of Company (the "Company Common Stock"), into shares of capital stock of Buyer (the "Buyer Shares") at the rate set forth in the Agreement and Plan of Merger, dated as of September 25, 2002, by and among Buyer, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Merger Agreement") and the transactions contemplated thereby (the "Transaction");

     WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding Company Common Stock as is indicated on the signature page of this Agreement (the "Shares"); and

     WHEREAS, in order to induce Buyer to enter into the Transaction, certain stockholders of Company have agreed to vote the Shares and any other such shares of Company Common Stock so as to facilitate consummation of the Transaction.

     NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Merger Agreement, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Share Ownership and Agreement to Retain Shares.

         1.1 Encumbrance. Stockholder represents, warrants and covenants to Buyer that: (a) Stockholder is the beneficial owner (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of that number of Shares of Company Common Stock set forth on the signature page hereto; (b) the Shares constitute the Stockholder's entire interest in the outstanding Company Common Stock; (c) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; (d) the Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement, and (e) the Shares are and will be at all times up until the Expiration Date free and clear of any Encumbrances. As used herein, the term "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters' or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). As used herein, the term "Expiration Date" shall mean the earlier to occur of: (i) the Effective Time (as defined in the Merger Agreement) of the Transaction, and (ii) the termination of the Merger Agreement.

         1.2 New Shares. Stockholder agrees that any shares of Company Common Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company called with respect to the Transaction and any matter that could reasonably be expected to facilitate the Transaction, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New

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Shares (collectively, the "Voting Shares") in favor of approval of the
Transaction and any matter that could reasonably be expected to facilitate the Transaction.

     3. Irrevocable Proxy. SUBJECT TO SECTION 3 HEREOF, THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EACH OF JEFFREY F. O'DONNELL AND DENNIS M. MCGRATH ACTING INDIVIDUALLY OR COLLECTIVELY IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF BUYER, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF BUYER, AND ANY OTHER PERSON DESIGNATED IN WRITING BY BUYER, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE VOTING SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN SUCH
SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. THE STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE VOTING SHARES.

     4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Buyer as follows:

         4.1 No Solicitation. Until the Expiration Date, the Stockholder will not (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Common Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the holders of Company Common Stock all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Buyer or Merger Sub, or any associate, agent or representative of Buyer or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Stockholder, in Stockholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under
Section 5.2 of the Merger Agreement. In the event the Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Stockholder shall promptly inform Buyer as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating his fiduciary duties.

         4.2 Binding Obligation. Stockholder is competent to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except that: (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

         4.3 No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

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         4.4   No Encumbrances. The Stockholder hereby agrees, until the
Expiration Date, and except as expressly contemplated hereby, not to (i) sell, transfer, pledge, Encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, Encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the Voting Shares (whether acquired heretofore or hereafter) or any interest in any of the foregoing, except to Buyer or Merger Sub, (ii) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, or any interest in any of the Voting Shares, except pursuant to Section 3 herein, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

     5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer, to carry out the purpose and intent of this Agreement and reasonably acceptable to Stockholder.

     6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have in his capacity as a stockholder of the Company.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Confidentiality. Stockholder agrees: (a) to hold any information regarding this Agreement and the Transaction in strict confidence, and (b) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Buyer, except as may otherwise be required by law.

     9.  Miscellaneous.

         9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Stockholder in Stockholder's capacity as a stockholder of Company (and not in Stockholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth hereon.

         9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer or Merger Sub upon any such violation, Buyer and Merger Sub shall have the right to seek to enforce such covenants end agreements by specific performance, injunctive relief or by any other means available to Buyer or Merger Sub, at law or in equity, and the Stockholder hereby waives the absence of irreparable harm as a defense in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

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         9.5   Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.5):

If to Buyer, to:                          PhotoMedex, Inc.
                                          Five Radnor Corporate Center
                                          Suite 470
                                          Radnor, PA 19087-4609
                                          Attention: Chief Executive Officer
                                          Telephone no. (610) 971-9292
                                          Facsimile no.  (610) 971-9303

With copies to:                           Luce, Forward, Hamilton & Scripps, LLP
                                          11755 Wilshire Boulevard, Suite 1600
                                          Los Angeles, CA 90025
                                          Attention: Jeffrey P. Berg
                                          Telephone no. (310) 481-5200
                                          Facsimile no.  (310) 481-5206

If to Stockholder, to its address set
forth on the signature page:

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed. Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

         9.6 Attorneys' Fees. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith, including on appeal therefrom.

         9.7 Choice of Law and Forum. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.2 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose.

         9.8 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings among the parties hereto with respect to such subject matter.

         9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         9.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written.

                                            ("BUYER")

                                            PhotoMedex, Inc.,
                                            a Delaware corporation

                                            By: _____________________________
                                                  Jeffrey F. O'Donnell
                                                  Chief Executive Officer

                                            ("MERGER SUB")

                                            J MERGER CORP., INC.
                                            a Delaware corporation

                                            By: __________________________
                                                  Jeffrey F. O'Donnell
                                                  Chief Executive Officer

                                            ("STOCKHOLDER")

                                            ____________________________________
                                            Print Name of Registered Stockholder

                                            ____________________________________
                                            Signature of Registered Stockholder

                                            Address:


         Total number of Shares of Company Common Stock beneficially owned by Stockholder on the date hereof:

              ______ Shares of Company Common Stock.

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